Exhibit 10.19.1

FIRST AMENDMENT
TO
BRANCH PURCHASE AND ASSUMPTION AGREEMENT

THIS FIRST AMENDMENT TO BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this “Amendment”) is made as of this 8th day of May, 2013 by and between Howard Bank, a Maryland trust company acting as a commercial bank (“Acquiror”) and Cecil Bank, a Maryland chartered commercial bank. (“Seller”).

WHEREAS, Buyer and Seller entered into that certain Branch Purchase and Assumption Agreement (the “Agreement”) as of March 28, 2013; and

WHEREAS, the Parties desire to amend certain terms and provisions contained in the Agreement.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereto hereby agree as follows:

1.	Section 1.01(b) is amended to add the phrase “and 6 North Philadelphia Boulevard, both in,” in the second line after the work “Avenue.”

2.

Section 1.01(f) is amended to add the phrase “provided that such amount shall be reduced dollar – for – dollar for the amount of any loans refinanced by Buyer prior to the Closing Date to the Closing Date” in the next to last line after the figure “$37,960,000.”

3.

Section 2.03(f)(ii) is amended to add the phrase “reduced by any refinancings described in amended Section 1.01(f) of the Agreement that close after such month end but prior to the Closing Date” in the next to the last line after the word “Date.”

4.	Except as amended hereby, the Agreement is ratified and all of the terms and conditions thereof remain in full force and effect as therein written.

5.

All capitalized terms that are not otherwise defined herein shall have the meanings given such terms in the Agreement. The captions of this Amendment are for reference purposes only and are not part of this Amendment. The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provision.

6.	This Amendment shall in all respects be interpreted, enforced and governed under the laws of the State of Maryland, without giving effect to the conflict of law principles thereto.

7.

This Amendment may be executed simultaneously in counterparts, each of which shall be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission or portable document format shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes. Signatures of the Parties transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

ATTEST/WITNESS: [SEAL]	CECIL BANK

_____________________________	By: ____________________________
Name: ________________________	Name: Mary Beyer Halsey
Title: ________________________	Title: President and CEO

ATTEST/WITNESS: [SEAL]	HOWARD BANK

_____________________________	By: ____________________________
Name: ________________________	Name: Mary Ann Scully
Title: ________________________	Title: President and CEO